Exhibit 10.5

Loan Contract
Party A (borrower): Shandong Changqing Paper Co., Ltd. (hereinafter Party A)

Party B (lender): Shandong Spring Medicine Co., Ltd. (hereinafter Party B)

By virtue of equality, voluntary and consensus, Party A and Party B reached the following agreement on the loan of money and will conclude the following contract.
(1) Party B will lend RMB (capital) SIX MILLION FIVE HUNDRED THOUSAND ONLY to Party A and will hand over to Party A before 27 October 2008.
(2) Loan term: one year.
(3) Payment due date: before 27 October 2009.
(4) Liability of breach of contract: If Party A fails to repay the loan at the stipulated time, Party B shall charge 1% interest based on the remaining balance.
(5) Settlement of disputes: Any dispute shall be settled through friendly negotiation. In case no settlement is reached, this dispute shall be settled in the people’s court where Party B is located.
The contract shall become effective as of the date when it is signed by the Parties. This contract is made in two copies. Each Party keeps one and shall have the equal legal effect.

Party A (seal):	Party B (seal):

Chief (signature):	Chief (signature):

Date of signing the contract: 20 October 2008

Seal of Shandong Changqing Paper Co., Ltd.

Seal of Shandong Spring Medicine Co., Ltd.